UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2011

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 25, 2011, FMC Technologies, Inc. (the “Company”) announced that its Board of Directors approved a two-for-one stock split of the Company’s common stock in the form of a stock dividend, payable on March 31, 2011, to shareholders of record as of March 14, 2011. The split will increase the Company’s total shares outstanding as of December 31, 2010, from approximately 120 million shares to 240 million shares.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1	Press release issued by FMC Technologies, Inc. dated February 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

Date: February 25, 2011	By:	/s/ William H. Schumann, III
William H. Schumann, III
Executive Vice President and Chief Financial Officer